INVESTMENT ADVISORY CONTRACT

         Harris Insight Funds (the "Trust"), a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end diversified management investment company, and Harris Trust and Savings Bank, an Illinois bank (the "Adviser"), agree as follows:

         1. APPOINTMENT OF ADVISER. The Trust appoints the Adviser to furnish investment advisory and other services to the Trust for each of its series listed on Exhibit A hereto (the "Funds"), and the Adviser accepts that appointment, for the period and on the terms set forth below. In the event that the Trust establishes one or more portfolios other than the Funds named above with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement, it shall so notify the Trust in writing, whereupon Exhibit A shall be amended to include such portfolio as a Fund hereunder, and such portfolio shall be subject to the provisions of this Agreement to the same extent as the Funds named above except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at the time.

         2. SERVICES OF ADVISER.

         (a) INVESTMENT MANAGEMENT. Subject to the overall supervision and control of the Board of Trustees of the Trust (the "Board of Trustees"), the Adviser shall have supervisory responsibility for the general management and investment of the Funds' assets, giving due consideration to the investment policies and restrictions, portfolio transaction policies and the other statements concerning the respective Funds in the Trust's Declaration of Trust, by-laws and registration statements under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), to the provisions of the 1933 Act and the 1940 Act and rules and regulations thereunder, to the provisions of the Internal Revenue Code applicable to the Funds as regulated investment companies and to other applicable law (the "Investment Policies and Restrictions"). It is understood that the Adviser may enter into portfolio management contracts (each, a "Subadvisory Contract") with one or more portfolio managers (each, a "Subadviser"). Any Subadviser, with the approval of the Adviser and of the Board of Trustees, may enter into sub-portfolio management contracts (each, a "Sub-subadvisory Contract") on behalf of any or all Funds with one or more other portfolio managers (each, a "Sub-subadviser"). Each Subadviser or Sub-subadviser or any successor to any of them shall have the responsibilities and duties set forth in Section 3 below and in its respective Subadvisory Contract or Sub-subadvisory Contract. As long as a Subadvisory Contract is in effect with respect to all or a portion of the assets of any Fund, the services provided by the Adviser with respect to those assets will be limited to the supervision and oversight of the performance of any Subadviser or Sub-subadviser under the Subadvisory Contract and any related Sub-subadvisory Contract.

         (b) MONITORING SUBADVISER. The Adviser shall monitor and evaluate the investment performance of the Subadviser and of any Sub-subadviser, and shall monitor the investment activities of the Subadviser and of any Sub-subadviser to ensure compliance with the Investment Policies and Restrictions.

         (c) REPORTS AND INFORMATION. The Adviser shall furnish to the Board of Trustees periodic reports on the investment strategy and performance of the Funds and such additional reports and information as the Board of Trustees or the officers of the Trust may reasonably request.

         (d) CUSTOMERS OF FINANCIAL INSTITUTIONS. It is understood that the Adviser may, but shall not be obligated to, provide, either directly or through agents, administrative and other services with respect to shareholders who are customers of the Adviser or its affiliates, including establishing shareholder accounts, assisting the Trust's transfer agent with respect to recording purchase and redemption transactions, advising shareholders about the status of their accounts, current yield and dividends declared and such related services as the shareholders or the Funds may request. It is further understood that the Adviser may, but shall not be obligated to, make payments from its own resources to other financial institutions that provide similar services to shareholders of the Funds that are customers of such institutions. Notwithstanding the foregoing, the Adviser shall not provide any distribution services to the Trust that the Adviser is legally precluded from providing under the Glass-Steagall Act or other applicable law.

         (e) UNDERTAKINGS OF ADVISER. The Adviser further agrees that it will:

         (i) Comply with the 1940 Act and with all applicable rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code relating to regulated investment companies, applicable banking laws and regulations, and policy decisions and procedures adopted by the Board of Trustees from time to time;

         (ii) Select broker-dealers in accordance with guidelines established by the Board of Trustees from time to time and in accordance with applicable law (consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Adviser with research advice and other services);

         (iii) Maintain books and records with respect to the securities transactions of the Funds; and

         (iv) Treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust or to prior, present or potential shareholders, and will not use such records or information for any purpose other than in the performance of its responsibilities and duties hereunder, except (A) after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, (B) when so requested by the Trust, (C) as required by tax authorities or (D) pursuant to a judicial request, requirement or order, provided

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

that the Adviser takes reasonable steps to provide the Trust with prior notice in order to allow the Trust to contest such request, requirement or order.

         (f) BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser agrees that all records that it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         (g) INDEPENDENT CONTRACTOR. The Adviser shall for all purposes herein be deemed to be an independent contractor and not an agent of the Trust and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way.

         3. SERVICES OF SUBADVISERS AND SUB-SUBADVISERS. Subject to the overall supervision and control of the Board of Trustees and the Adviser, any Subadviser or Sub-subadviser shall manage the investment and reinvestment of the assets of any Fund for which it has responsibility in accordance with the terms of its Subadvisory or Sub-subadvisory Contract, giving due consideration to the Investment Policies and Restrictions applicable to the Fund. The Adviser shall not be responsible or liable for the investment merits of any decision by a Subadviser or Sub-subadviser to purchase, hold, or sell a particular security for the portfolio of a Fund.

         4. EXPENSES BORNE BY TRUST. Except as otherwise provided in this Agreement or any other contract to which the Trust is a party, the Trust shall pay all expenses incidental to its organization, operations and business including, without limitation: all charges of depositories, custodians, sub-custodians and other agencies for the safekeeping and servicing of its cash, securities and other property, and of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all charges for equipment or services used for obtaining price quotations; all charges for accounting services provided to the Trust by the custodian, the Adviser or any other provider of accounting services; all expenses of portfolio pricing, net asset value computation and reporting portfolio information to the Adviser or Subadviser; all charges for services of administration; all charges of independent auditors and legal counsel; all compensation of the Trustees other than those affiliated with any entity providing advisory or administrative services to the Trust, and all expenses incurred in connection with their services to the Trust; all expenses of preparing, printing and distributing notices, proxy solicitation material and reports to shareholders of the Funds; all expenses of meetings of shareholders; all expenses of preparation and printing of annual or more frequent revisions of the Funds' prospectus(es) and of supplying each then existing shareholder or beneficial owner of shares of the Funds with a copy of such revised prospectus(es); all expenses related to preparing and transmitting certificates representing shares of the Funds, if any; all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees; all costs of borrowing money; all taxes and corporate fees payable to Federal, state or other governmental agencies, domestic or foreign; all stamp or other transfer taxes; all expenses of registering and maintaining the registration of the Trust under the 1940 Act and of shares of the Funds under the 1933 Act, of qualifying and maintaining qualification of the Trust and of shares of the Funds for sale under

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

securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities; all payments pursuant to a plan adopted on behalf of the Funds pursuant to Rule 12b-1 under the 1940 Act; all fees, dues and other expenses incurred by the Trust in connection with membership of the Trust in any trade association or other investment company organization; and extraordinary expenses. In addition the Funds shall pay all broker's commissions and other charges relating to the purchase and sale of portfolio securities or other assets of the Funds.

         5. ALLOCATION OF EXPENSES BORNE BY TRUST. Any expenses borne by the Trust that are attributable solely to the organization, operation or business of the Funds shall be paid solely out of assets of the Funds. Any expense borne by the Trust that is not solely attributable to the Funds, nor solely to any other portfolio of the Trust, shall be apportioned in such manner as the Trust or an administrator for the Trust determines is fair and appropriate, or as otherwise specified by the Board of Trustees.

         6. EXPENSES BORNE BY ADVISER. The Adviser at its own expense shall furnish personnel, office space and office facilities and equipment required to render its services pursuant to this Agreement and shall be responsible for payment of the fees of the Subadviser pursuant to the Subadvisory Contract (but the Adviser shall not be responsible for any expenses such Subadviser may incur in connection with their performance of services for the Trust).

         7. COMPENSATION OF ADVISER. For the services to be rendered and the expenses to be assumed and to be paid by the Adviser under this Agreement, the Trust shall pay to the Adviser a fee, computed and accrued daily and payable on the first business day of each month, at the annual rates set forth on Exhibit A hereto for each Fund considered separately on a portfolio-by-portfolio basis.

         8. NON-EXCLUSIVITY. The services of the Adviser to the Trust under this Agreement are not to be deemed exclusive and the Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired by such other activities.

         9. STANDARD OF CARE. Neither the Adviser, nor any Subadviser, nor any of their respective directors, officers, agents or employees shall be liable or responsible to the Trust or its shareholders for any error of judgment, or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser or a Subadviser of its duties under this Agreement or a Subadvisory Contract, respectively, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser or Subadviser, respectively, or from reckless disregard by the Adviser or the Subadviser of its obligations and duties under this Agreement or the Subadvisory Contract, respectively.

         10. AMENDMENT. This Agreement may not be amended with respect to a particular Fund without the affirmative votes (a) of a majority of the Directors of the Trustees, including a majority of those Trustees who are not "interested persons" of the Trust or the Adviser and (b) of a "majority of the outstanding shares" of such Fund. The terms "interested person" and "vote of a majority of the outstanding shares" shall be construed in accordance with their respective

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

definitions in Sections 2(a)(19) and 2(a)(42) of the 1940 Act and, with respect to the latter term, in accordance with Rule 18f-2 under the 1940 Act.

         11. TERMINATION. This Agreement may be terminated as to any Fund, at any time, without payment of any penalty, by the Board of Trustees, or by a vote of a majority of the outstanding shares of the Fund, upon at least 60 days' written notice to the Adviser. This Agreement may be terminated by the Adviser at any time upon at least 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act). Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to a particular Fund for a period of two years from the date hereof and thereafter from year to year only so long as such continuance is specifically approved at least annually (a) by a majority of those Trustees who are not interested persons of the Trust or of the Adviser, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Trustees or by a vote of a majority of the outstanding shares of such Fund.

         12. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. The names "Harris Insight Funds Trust" and "Trustees of Harris Insight Funds Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 6, 1995 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Harris Insight Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

         13. NOTICE. Any notice, demand, change of address or other communication to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered or certified mail or by transmittal by facsimile or other electronic medium addressed to the recipient as follows:

         To the Adviser:   Harris Trust and Savings Bank
                           111 W. Monroe Street, 6W
                           Chicago, IL 60603

                           Telephone:  312.461.4088           Fax: 312.293.4291

         To the Trust:     Harris Insight Funds Trust
                           Four Falls Corporate Center, 6th Floor
                           West Conshohocken, PA 19428

                           Telephone:  610.260.6533           Fax:  610.260.6535


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

         All notices shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered or certified mail, on the fifth business day following the deposit thereof in the mail and, if given by facsimile or other electronic medium, on the day of transmittal thereof.

         14. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois and the laws of the United States of America applicable to contracts executed and to be performed therein.

         15. REFERENCES AND HEADINGS. In this Agreement and in any such amendment, references to this Agreement and all expressions such as "herein," "hereof," and "under this Agreement" shall be deemed to refer to this Agreement or this Agreement as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.


         Dated:  April ___, 2000


                                                   HARRIS INSIGHT FUNDS TRUST

ATTEST:                                            By _______________________
                                                      Name:
______________________, Secretary                     Title:

                                                   HARRIS TRUST AND SAVINGS BANK

ATTEST:                                            By _______________________
                                                      Name:
______________________, Secretary                     Title:



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


                                                                       EXHIBIT A


                           HARRIS INSIGHT FUNDS TRUST


                         INVESTMENT ADVISER COMPENSATION


      ------------------------------------------------------- --------------------------------------------------

                          FUND (SERIES)                                             FEE 1
                          -------------                                             ---
      ------------------------------------------------------- --------------------------------------------------
      Equity Fund                                                                   0.70
      ------------------------------------------------------- --------------------------------------------------
      Equity Income Fund                                                            0.70
      ------------------------------------------------------- --------------------------------------------------
      Growth Fund                                                                   0.90
      ------------------------------------------------------- --------------------------------------------------
      Index Fund                                                                    0.25
      ------------------------------------------------------- --------------------------------------------------
      Small-Cap Opportunity Fund                                                    1.00
      ------------------------------------------------------- --------------------------------------------------
      Small-Cap Value Fund                                                          0.80
      ------------------------------------------------------- --------------------------------------------------
      International Fund                                                            1.05
      ------------------------------------------------------- --------------------------------------------------
      Emerging Markets Fund                                                         1.25
      ------------------------------------------------------- --------------------------------------------------
      Balanced Fund                                                                 0.60
      ------------------------------------------------------- --------------------------------------------------
      Convertible Securities Fund                                                   0.70
      ------------------------------------------------------- --------------------------------------------------
      Bond Fund                                                                     0.65
      ------------------------------------------------------- --------------------------------------------------
      Short-Intermediate Bond Fund                                                  0.70
      ------------------------------------------------------- --------------------------------------------------
      Intermediate Government Bond Fund                                             0.65
      ------------------------------------------------------- --------------------------------------------------
      Tax-Exempt Bond Fund                                                          0.60
      ------------------------------------------------------- --------------------------------------------------
      Intermediate Tax-Exempt Bond Fund                                             0.60
      ------------------------------------------------------- --------------------------------------------------
      Money Market Fund                                                    1st $100 million: 0.14
                                                                           $100 million: 0.10
      ------------------------------------------------------- --------------------------------------------------
      Tax-Exempt Money Market Fund                                         1st $100 million: 0.14
                                                                           $100 million: 0.10
      ------------------------------------------------------- --------------------------------------------------
      Government Money Market Fund                                         1st $100 million: 0.14
                                                                           $100 million: 0.10
      ------------------------------------------------------- --------------------------------------------------










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1    Calculated as a percentage of average daily net assets for each portfolio.